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                                                                    Exhibit (b)




                                    BY- LAWS

                                       of

                                 ONE FUND. INC.
                          (Amended December 10, 1992)



                                   ARTICLE 1

                             Shareholders Meetings
                             ---------------------

       1.01 PLACE OF MEETINGS. All meetings of the shareholders of ONE Fund, Inc. (hereinafter called "the corporation") shall be held at such place, within or without the state of Maryland, as is stated in the notice of meeting.

       1.02 ANNUAL MEETING. The annual meeting of shareholders, for the purpose of electing directors and such other business as may come before the meeting, shall be held at ten o'clock in the morning on the third Thursday of September in each year or at such other time as the directors may determine, provided, however, that no annual meeting shall be required to be held in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940 (the "1940 Act"):

     (1) Election of directors;

     (2) Approval of the investment advisory agreement;

     (3) Ratification of the selection of independent public accountants; and

     (4) Approval of a distribution agreement.

     1.03 SPECIAL MEETINGS. Special meetings of the shareholders shall be held whenever called by the chairman of the board, the president or a majority of the board of directors. Special meetings shall also be called by the president at the request of the holders of at least ten percent of the outstanding shares entitled to vote at such meeting.

     1.04 NOTICE OF SHAREHOLDERS MEETINGS. Notice of each shareholders meeting stating the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given by mailing such notice to each shareholder of record at its address as it appears on the records of the corporation not less than ten nor more than ninety days prior to the date of
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the meeting.

     1.05 QUORUM. Except as otherwise expressly required by law or these by-laws or the Articles of Incorporation, at any meeting of the shareholders, the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the shares represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of these by-laws or the Articles of Incorporation, a larger or different vote is required, in which case such express provision shall govern.

     1.06 PROXIES. Shareholders of record may vote at any meeting either in person or by proxy in writing dated not more than twelve months before the date of exercise, which shall be filed with the secretary of the meeting before being voted.

     1.07 VOTING. Each shareholder shall be entitled to one vote for each share which he or she holds, and to a fraction of a vote equal to any fractional share which he or she holds, provided that such shareholder is the holder of such shares on both the record date determined for such meeting in accordance with
Section 5.05 and on the date of the meeting; and provided voting is in accordance with the 1940 Act, the law of Maryland, and the Articles of Incorporation, including Article Sixth (2)(f) governing voting by classes.


                                   ARTICLE 2

                               Board of Directors
                               ------------------

     2.01 NUMBER. The corporation shall have a board of directors consisting of not less than three and not more than 15 members. Within such limits, the number of directors to constitute the whole board shall be that as fixed by the board of directors prior to each meeting of shareholders for the election of directors and shall be as stated in the notice of such meeting.

     2.02 TERM OF OFFICE. Each director shall serve for three years or until his or her successor is elected and qualified except that the board of directors may determine a shorter tenure of office for any of its members so long as such shorter period is stated in the notice for the meeting at which such election takes place. Successor directors shall be elected at any meeting of shareholders called for the purpose of electing directors. No director need be a shareholder or a resident of the state of Maryland.



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     2.03 POWERS. The business and affairs of the corporation shall be managed under the direction of the board of directors. All powers of the corporation are hereby vested in, and may be exercised by or under the authority of the board of directors except as conferred on or reserved to the shareholders by the laws of the state of Maryland or by the charter or the by-laws of the corporation.

     2.04 EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The board of directors may elect from its members an executive committee of not less than three which may exercise all the powers of the board of directors, consistent with these by-laws and the 1940 Act, when the board is not in session. The executive committee may make rules for the holding and conduct of its meetings and keeping the records thereof, and shall report its action to the board of directors.

     The board of directors may elect from its members such other committees from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the board of directors at its own discretion.

         2.05 MEETINGS. Regular meetings of the board of directors may be held in such places within or without the state of Maryland, and at such times as the board may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the board of directors may be held at any time or place whenever called by the chairman of the board, the president or a majority of the directors, notice thereof being given by the secretary, the chairman of the board or the president, or the directors calling the meeting, to each director. Special meetings of the board of directors may also be held upon three days' notice or without formal notice provided all directors are present or those not present have waived notice thereof.

     2.06 QUORUM. A majority of the members of the board of directors shall constitute a quorum for the transaction of business, provided, however, that where the 1940 Act or any other applicable law requires a different quorum to transact business of a specific nature, the number of directors so required shall constitute a quorum for the transaction of such business. A lesser number may adjourn a meeting from time to time and such meeting may be held without further notice. When a quorum is present at any meeting a majority of the members of the Board shall decide any question brought before such meeting except as otherwise expressly required by law, the Articles of Incorporation or these by-laws.

     2.07 INFORMAL ACTION. Except as otherwise required by applicable law, any action to be taken by the board of directors may be taken without a meeting if written consent to such action is signed by all members of the board and such written consent is filed with the minutes of the board's proceedings.



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                                   ARTICLE 3

                                    Officers
                                    --------

     3.01 SELECTION. The officers of the corporation shall be a president, a secretary and a treasurer. The board of directors may, if it so determines, also elect a chairman of the board. All officers shall be elected by the board of directors and shall serve at the pleasure of the board. The same person may hold more than one office.

     3.02 ELIGIBILITY. The chairman of the board, if any, and the president shall be directors of the corporation. Other officers need not be directors.

     3.03 ADDITIONAL OFFICERS AND AGENTS. The board of directors may appoint one or more vice presidents, one or more assistant treasurers, one or more assistant secretaries and such other officers or agents as it may deem advisable, and may prescribe their respective duties.

     3.04 CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board, if any, shall preside at all meetings of the board of directors at which he is present. He shall have such other authority and duties as the board of directors shall from time to time determine.

     3.05 THE PRESIDENT. The president shall be the chief executive officer of the corporation. Subject to the control of the board of directors, he shall have general and active management of the business, affairs and property of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at meetings of shareholders, and of the board of directors unless a chairman of the board has been elected and is present.

     3.06 THE SECRETARY. The secretary shall keep accurate minutes of all meetings of the shareholders and directors; shall give notice of all meetings; shall have custody of all books, records and papers of the corporation, except such as shall be in the charge of the treasurer, and shall perform all duties commonly incident to his office and as provided by law and shall perform such other duties and have such other powers as the board of directors shall from time to time designate. In his absence an assistant secretary or secretary pro tempore shall perform his duties. The offices of secretary and treasurer may be held by one and the same person.



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     3.07 THE TREASURER. The treasurer shall, subject to the order of the board of directors and in accordance with any arrangements for performance of services as custodian, transfer agent or disbursing agent approved by the board, have the care and custody of the money, funds, securities, valuable papers and documents of the corporation, and shall have and exercise under the supervision of the board of directors all powers and duties commonly incident to his office and as provided by law. He shall keep or cause to be kept accurate books of account of the corporation's transactions which shall be subject at all times to the inspection and control of the board of directors. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies or such firm or firms doing a banking business as the board of directors shall designate. In his absence, an assistant treasurer, if any, shall perform his duties.

     3.08 THE VICE PRESIDENTS. The vice presidents, if one or more have been appointed, shall respectively have such powers and perform such duties as may be assigned to them by the board of directors or the president. In the absence or disability of the president, a vice president, if one has been appointed, shall perform the duties and exercise the powers of the president.

     3.09 SALARIES. The salaries of all officers shall be fixed from time to time by the board of directors.


                                   ARTICLE 4

                                   Vacancies
                                   ---------

     4.01 REMOVALS. The shareholders may at any meeting called for the purpose, by vote of the holders of a majority of the outstanding shares entitled to vote, remove from office any director and, unless the number of directors constituting the whole board is accordingly decreased, elect a successor. To the extent consistent with the 1940 Act, the board of directors may, by vote of not less than a majority of the directors then in office, remove from office any director, officer or agent elected or appointed by them and may for misconduct remove any of them elected by the shareholders.

     4.02 VACANCIES. If the office of any director becomes or is vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining directors may by vote of a majority of said remaining directors choose a successor or successors who shall hold office until the next meeting of shareholders held for the purpose of electing directors; provided that vacancies on the board of directors may be so filled only if, after the filling of the same, at



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least two-thirds of the directors then holding office would be directors elected to such office by the shareholders at a meeting or meetings called for the purpose. In the event that at any time less than a majority of the directors were so elected by the shareholders, a special meeting of the shareholders shall be called forthwith and held as promptly as possible and in any event within sixty days for the purpose of electing the necessary new members to the board of directors.


                                   ARTICLE 5

                             Certificate for Shares
                             ----------------------

     5.01 CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates representing shares of the corporation of the class of shares owned by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificates shall be signed by the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If such certificates are countersigned by a transfer agent or registrar other than the corporation or an employee of the corporation, the signatures of the aforementioned officers upon such certificates may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, such certificates may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares of a class shall be consecutively numbered or otherwise identified.

     5.02 REPLACEMENT OF CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates, theretofore issued by the corporation, alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors shall as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or its legal representative, to either advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed, or both.

     5.03 SHAREHOLDER OPEN ACCOUNTS. The corporation may maintain or cause to be maintained for each shareholder a shareholder open account in which shall be recorded such shareholder's ownership of shares and all changes therein, and certificates need not be issued for shares so recorded in a shareholder open account unless requested by such shareholder.



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     5.04 TRANSFERS. Transfers of shares for which certificates have been issued will be made only upon surrender to the corporation or its transfer agent of a certificate for shares of the same class duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the corporation will issue a new certificate to the person or other entity entitled thereto, cancel the old certificate and record the transaction on its books. Transfers of stock evidenced by open account authorized by Section 5.03 will be made upon delivery to the corporation or its transfer agent of instructions for transfer or evidence of assignment or succession of the shares of a particular class, in each case executed in such manner and with such supporting evidence as the corporation or transfer agent may reasonably require.

     5.05 RECORD DATES. The board of directors may fix in advance a date, not less than ten nor more than ninety days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent or for any other lawful purpose, as a record date for the determination of the shareholders entitled to notice of and, subject to Section 1.07, to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date as fixed shall be entitled to such notice of and, subject to Section 1.07, to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid, except as to the right to vote at a meeting as limited in Section 1.07.

     5.06 REGISTERED OWNERSHIP. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     5.07 LEDGER OF SHARES. The secretary shall maintain a ledger of the names and addresses of all holders of outstanding shares, and the number of shares of each class held by each shareholder, at any place within or without the state of Maryland as determined from time to time by the board of directors.



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                                   ARTICLE 6

                                    Notices
                                    -------

     6.01 MANNER OF GIVING. Whenever, under any provisions of law or of the Articles of Incorporation or of these by-laws, notice is required to be given to any director, committee member, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of shareholders, in writing, by depositing the same in the United States mail, in a postage paid sealed wrapper, addressed to such shareholder, at such address as appears on the books of the corporation, and, in the case of directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the secretary of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

     6.02 WAIVER. Whenever any notice is required to be given under any provision of law or of the Articles of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting whereof notice is required shall be deemed waiver of the requirements for such notice.


                                   ARTICLE 7

                               General Provisions
                               ------------------

     7.01 DISBURSEMENT OF FUNDS. All checks, drafts, orders or instructions for the payment of money and all notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     7.02 VOTING SHARES OF OTHER CORPORATIONS. Unless otherwise ordered by the board of directors, the president or any vice president or the treasurer or any assistant treasurer shall have full power and authority to attend and act and vote at any meeting of shareholders of any other corporation in which this corporation may own shares, and at any such meeting may exercise any and all the rights and powers incident to the ownership of such shares. The president or any vice president or the treasurer or any assistant treasurer of the corporation may execute proxies to vote shares of other corporations standing in the name of this corporation.



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     7.03 EXECUTION OF INSTRUMENTS. Except as otherwise provided in these by-laws, all deeds, mortgages, bonds, contracts, stock powers, reports and other instruments may be executed on behalf of the corporation by the president or any vice president or by any other officer or agent authorized to act with respect to such matters, whether by law, the Articles of Incorporation, these by-laws, or any general or special authorization of the board of directors. If the corporate seal is required, it shall be affixed by the secretary or an assistant secretary.

     7.04 SEAL. The corporate seal shall be circular in form and shall have inscribed thereon the words "ONE Fund, Inc., 1992, Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     7.05 FISCAL YEAR. Except as otherwise from time to time provided by the board of directors, the fiscal year of the corporation shall begin July 1 and end June 30.

     7.06 EXPENSES. Each class of shares of the corporation shall be charged with all the expenses, costs, charges, reserves or other liabilities directly attributable to that class and with that proportion of the other expenses of the corporation, including general administrative expenses and fees of the investment adviser, accountants and attorneys, which the total net assets of each class of shares bears to the total net assets of all classes of shares. The foregoing charges when determined in the manner prescribed by the board of directors shall be conclusive and binding for all purposes.


                                   ARTICLE 8

                       Purchases and Redemption of Shares
                       ----------------------------------

     8.01 PURCHASE BY AGREEMENT. The corporation may purchase its own shares by agreement with the owner at a price not exceeding the net asset value next computed following the time when the purchase or contract to purchase is made.

     8.02 REDEMPTION. The corporation shall redeem such shares of a class as are offered by any shareholder for redemption, without charge, upon the presentation of a written request therefor, duly executed by the record owner, to the office or agency designated by the corporation. If the shareholder has received certificates for shares of a class, the request must be accompanied by such certificates of that class, duly endorsed for transfer, in acceptable form; and the corporation will pay therefor the net asset value of the shares next determined following the time at which the request, in acceptable form, is so presented. Payment for said shares shall ordinarily be made by the corporation to the shareholder within seven days after the date on which such shares are presented.



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     8.03 SUSPENSION OF REDEMPTION. The obligations set out in Section 8.02 may be suspended for any period during which the New York Stock Exchange shall be closed (other than for customary week-end and holiday closings) or during which trading on said Exchange is restricted or an emergency exists, as determined by or under the authority of the Securities and Exchange Commission or any successor governmental authority, as a result of which the disposal by the corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the corporation fairly to determine the value of its net assets.

     8.04 STABILIZATION OF SHARE VALUE OF MONEY MARKET SHARES. The board of directors may establish procedures reasonably designed to stabilize the net asset value of the corporation's Money Market shares as computed for the purpose of distribution, redemption and repurchase. If any deviation of the net asset value per share from the amortized cost price per share of the corporation's Money Market shares exceeds one-half of one percent, or if there is any other deviation which the board of directors believes would result in a material dilution to shareholders or purchasers of Money Market shares, the board of directors will promptly consider what action, if any, it should initiate. Such action may include redemption in kind, selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten the average portfolio maturity, withholding dividends, splitting, combining or otherwise recapitalizing outstanding shares, or using available market quotations to determine net asset value per share. The corporation may reduce the number of its outstanding Money Market shares by requiring shareholders to contribute to capital proportionately the number of full and fractional Money Market shares as is necessary to maintain the stabilized net asset value of Money Market shares.

     8.05 SALES LOAD. The corporation shall sell and distribute its shares with or without such initial or contingent deferred sales load as the board of directors may determine and in accordance with applicable law.

     8.06 RESTRICTIONS ON PURCHASE ORDERS. The corporation reserves the right to reject purchases under circumstances where the nature of the transaction, the purchaser or the amount involved would be considered disadvantageous to the corporation.

     8.07 FRACTIONAL SHARES. The board of directors may authorize the issue from time to time of shares of the corporation in fractional denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued may from time to time be determined and limited by or under authority of the board of directors.



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     8.08 TREASURY STOCK. Any redeemed shares of the corporation's capital stock may be held as treasury stock, provided, however, that as long as any shares of treasury stock shall be remaining in any class, such treasury shares shall be reissued first before any additional new shares of that class are issued.


                                   ARTICLE 9

                                Indemnification
                                ---------------

     9.01 Every person who is or was a director, officer or employee of the corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this corporation to the full extent permitted by applicable law, against all liability, judgments, fines, penalties, settlements and reasonable expenses incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding, whether criminal, civil or administrative, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee, provided that this by-law shall not protect any person against any liability to the corporation or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of his office.


                                   ARTICLE 10

                                   Amendments
                                   ----------

     10.01 BY BOARD OF DIRECTORS. Except as otherwise provided by law, the board of directors shall have the power, by a majority vote of the entire board of directors at any meeting thereof, to make, alter or repeal the by-laws of the corporation.



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